UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

January 30, 2015

Date of Report (Date of earliest event reported)

NaturalShrimp Incorporated

(Exact Name of Registrant as Specified in Charter)

Nevada	000-54030	N/A
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

2068 North Valley Mills Road
Waco, TX 76710

(Address of Principal Executive Offices)

(646) 653-1910

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A amends the Current Report on Form 8-K of NaturalShrimp Incorporated, a Nevada corporation (the “Company”) filed on February 11, 2015 (the “Original Report”).  The Original Report was filed to report the completion of the Company’s acquisition of substantially all of the assets (the “Acquisition”) of NaturalShrimp Holdings, Inc. (“NSH”) pursuant to an Asset Purchase Agreement, dated November 26, 2014, by and between the Company and NSH.  In response to parts (a) and (b) of Item 9.01 of the Original Report, the Company stated that it would file the required financial information by amendment, as permitted by Items 9.01(a)(4) and 9.01(b)(2) of Form 8-K.  The Company hereby amends the Original Report in order to provide part (a) of Item 9.01.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a)  Financial Statements of the Business Acquired

The audited balance sheets of NSH as of December 31, 2014 and 2013, and the related statements of operations, stockholders’ equity, and cash flows for the years ended December 31, 2014 and 2013, are filed herewith as Exhibit 99.1 and are incorporated herein by reference.

(b) Pro Forma Financial Information

The unaudited pro forma balance sheet of the Company and the unaudited pro forma statement of operations giving effect to the Acquisition will be filed in a subsequent amendment to this Current Report on Form 8-K/A.

(d) Exhibits

Exhibit No.	Description
99.1	Audited Financial Statements of NaturalShrimp Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURALSHRIMP INCORPORATED a Nevada corporation

Dated: April _, 2015	By:	/s/ Bill G. Williams
Bill G. Williams
Chief Executive Officer